UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The 2022 annual meeting of stockholders (the “2022 Annual Meeting”) of Privia Health Group, Inc. (the “Company”) has been scheduled for Wednesday, May 11, 2022 at 11:00 a.m., Eastern Time. Due to the continued public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and their families, the Company will hold the 2022 Annual Meeting in a virtual meeting format only, via webcast. Stockholders of record of the Company’s common stock at the close of business on Friday, March 25, 2022, the record date, will be entitled to notice of, and to vote at, the 2022 Annual Meeting.

For the 2022 Annual Meeting, the deadline for submission of stockholder proposals for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended, is Wednesday, March 2, 2022. Any such proposal must also comply with the other requirements of Rule 14a-8.

If a stockholder wishes to submit proposals outside of the process of Rule 14a-8 or nominate directors for election at the 2022 Annual Meeting, the stockholder must provide notice no later than Wednesday March 2, 2022, and must satisfy the other requirements in the Company’s Bylaws with respect to such proposal or nomination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: January 31, 2022	By:	/s/ Jeffrey Sherman

Name: Jeffrey Sherman
Title: Executive Vice President, Chief Financial Officer and Authorized Officer